Exhibit 99.1

GOLDEN NUGGET ONLINE GAMING TO BECOME PUBLIC

Landcadia Holdings II, Inc. to Acquire Golden Nugget Online Gaming

Tilman J. Fertitta to remain Chairman and CEO

(HOUSTON, TX) June 29, 2020 – Tilman J. Fertitta and Landcadia Holdings II, Inc. (NASDAQ: LCA, “Landcadia II”) announced today that Landcadia II has entered into a Purchase Agreement to acquire Golden Nugget Online Gaming, Inc. (“GNOG”), a US online real money casino owned by Tilman Fertitta, recognized by both its peers and customers alike as the industry leading online casino that brought Live Dealer to the US market place. Landcadia II is a publicly traded special purpose acquisition company co-sponsored by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc.

GNOG will become only the second pure publicly traded online casino company in the US. The transaction is expected to close in the third quarter of this year. Upon closing, Landcadia II intends to change its name to Golden Nugget Online Gaming, Inc. and its Nasdaq trading symbol to GNOG.

“GNOG is one of the best positioned companies to capitalize on this massive online gaming opportunity in the US,” said Rich Handler, Co-Chairman of Landcadia II and CEO of Jefferies LLC. “We at Jefferies couldn't be more thrilled to partner with Tilman and bring this great opportunity to the public markets.”

Golden Nugget is a household name throughout the United States and its iGaming business is a well-established leader in New Jersey, the largest online gaming market in North America. GNOG has obtained market access, subject to regulatory approval, to Pennsylvania and Michigan and anticipates launching its online casino brand in each of those new markets in early 2021.

GNOG is known among its industry peers as the preeminent operator in the US online gaming market, having won the EGR North America Top Operator Award for three consecutive years. GNOG is known for its innovation, including initiating Live Dealer, Live Casino Floor gambling and a number of exclusive slot machine games to mobile devices, tablets and computers throughout New Jersey, as well as its top-notch 24/7 customer support.

Tilman J. Fertitta will remain GNOG’s Chairman and CEO, and Thomas Winter, who was brought in to develop Golden Nugget’s online gaming business, will continue to serve as GNOG’s President. During the seven years since Thomas Winter started Golden Nugget’s iGaming business in New Jersey, revenues and profitability have grown each year despite facing competition with greater financial resources. According to Mr. Fertitta, “Golden Nugget is one of the most time-honored brands in the gaming business today. When customers hear the name Golden Nugget, they know they are dealing with a trusted online gaming business. Thomas and his team have done a remarkable job, are the best in the industry, and with this transaction, will have access to growth capital to allow for the rapid expansion of the business.”

GNOG Highlights

•	Started operation in New Jersey Q4 2013
•	Became profitable in 2016
•	First online gaming company to launch Live Dealer in the US
•	Won Industry award as top operator 3 years in a row
•	First to launch Live Casino Floor in US
•	Net Income of over $11 million in 2019

Key Transaction Terms

The transaction values the combined company at an anticipated pro forma enterprise value of approximately $745 million, or 6.1x GNOG’s estimated 2021 revenue of $122 million. The consideration payable to the parent entity of GNOG will consist of a combination of cash and rollover equity in Landcadia II. Upon completion of the transaction, Tilman J. Fertitta, Chairman and CEO, will, through the parent entity of GNOG, hold a controlling economic interest (through an Up-C structure described below) and a controlling voting interest in the combined company. The combined company will have a dual-class share structure with super voting rights for Mr. Fertitta.

Landcadia II will be assuming $150 million of GNOG debt of and will pay down at closing an additional $150 million of its debt, plus pay prepayment fees, transaction fees and expenses. Subject to redemptions, there is approximately $321 million currently held in Landcadia II’s trust account. Upon payment of the purchase price, debt repayment and transaction fees and expenses, the combined company will have at least $80 million on its consolidated balance sheet at closing and an anticipated pro forma equity market capitalization of nearly $700 million.

The transaction will be structured as an Up-C where an entity indirectly owned by Mr. Fertitta will retain common units of a partnership managed by the combined company and an equal number of non-economic voting shares in the combined company. The combined company will also enter into a customary tax receivable arrangement with such entity indirectly owned by Mr. Fertitta, which will provide for the sharing of tax benefits relating to certain pre-combination tax attributes, as well as tax attributes generated by the transaction and any subsequent sales or exchanges by the entity indirectly owned by Mr. Fertitta of their equity interests, as those attributes are realized by the combined company.

The transaction has been unanimously approved by the Board of Directors of Landcadia II, upon the unanimous recommendation of a committee comprised solely of Landcadia II’s disinterested independent directors (the “Committee”). The transaction will require the approval of a majority of the outstanding shares of Landcadia II, excluding shares beneficially owned by Tilman J. Fertitta and Jefferies Financial Group, and is subject to customary closing conditions, including certain regulatory approvals. Jefferies LLC is acting as exclusive financial and capital markets advisor to Landcadia II. Haynes and Boone LLP is acting as legal advisor to GNOG. White & Case LLP is acting as legal advisor to Landcadia II. Houlihan Lokey, Inc., is serving as financial advisor to the Committee of Landcadia II.

Conference Call and Presentation Information

Investors may listen to and view a pre-recorded presentation regarding the proposed transaction at https://dealroadshow.com/e/GNOG. The audio portion of the presentation may be accessed by dialing (855) 699-8821 and entering in the access code “346466”. On the call, the presenters will be reviewing an investor presentation, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K prior to the call, and available on the SEC website at www.sec.gov.

About GNOG
Golden Nugget Online Gaming, Inc. is a leading online casino gaming company that is indirectly wholly owned by Tilman J. Fertitta. It is considered the market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market.

About Landcadia Holdings II, Inc.
Landcadia Holdings II, Inc. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that is co-sponsored by Fertitta Entertainment, Inc. and Jefferies Financial Group Inc.

Important Information About the Proposed Transaction and Where to Find It
In connection with the proposed transaction, Landcadia II intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. Landcadia II’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about GNOG, Landcadia II and the proposed transaction. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of Landcadia II as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation
Landcadia II and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia II’s stockholders with respect to the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in Landcadia II is contained in Landcadia II’s annual report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia II in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed transaction when available.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Landcadia II’s and GNOG’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Landcadia II’s and GNOG’s expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia II’s and GNOG’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement, (2) the outcome of any legal proceedings that may be instituted against Landcadia II and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Landcadia II, certain regulatory approvals or satisfy other conditions to closing in the Purchase Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on GNOG’s business and/or the ability of the parties to complete the proposed transaction; (6) the inability to obtain or maintain the listing of Landcadia II’s shares of common stock on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that GNOG or Landcadia II may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under “Risk Factors” therein, and in Landcadia II’s other filings with the SEC. Landcadia II cautions that the foregoing list of factors is not exclusive. Landcadia II cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Landcadia II does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation
This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

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MEDIA CONTACT:

Dancie Perugini Ware/dancie@dpwpr.com

Dancie Perugini Ware Public Relations

713.224.9115

Steven Scheinthal or Rick Liem

Landcadia Holdings II, Inc.

(713) 386-7000